UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 16, 2015, Recro Pharma, Inc. (the “Company”) filed a Current Report on Form 8-K (as amended by the Form 8-K/A filed June 2, 2015, the “Original Form 8-K,” and, collectively with this second amendment, the “Form 8-K”) reporting that on April 10, 2015 the Company completed its acquisition from Alkermes plc, a public limited company incorporated in Ireland (“Alkermes”), of worldwide rights to meloxicam IV/IM and a contract manufacturing facility and formulation business (“DARA”), through the acquisition of certain subsidiaries of Alkermes. This Form 8-K/A amends the Original Form 8-K to include the unaudited pro forma condensed combined financial statements of the Company and DARA for and as of the year ended December 31, 2014 required by 9.01(b) of Form 8-K that were excluded from the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company and DARA for and as of the year ended December 31, 2014 are filed herewith as Exhibit 99.1.

(d)	Exhibits

Exhibit No.	Document

99.1	Unaudited pro forma condensed combined financial statements of the Company and DARA for and as of the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Unaudited pro forma condensed combined financial statements of the Company and DARA for and as of the year ended December 31, 2014.